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Exhibit 23.b

Consent of Independent Certified Public Accountants

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-01217, Form S-3 No. 333-50423 and Form S-3 Amendment 1 No. 333-53353) of Magellan Heath Services, Inc. of our report dated February 22, 2002, with respect to the financial statements of Choice Behavioral Heath Partnership included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001.

Jacksonville, Florida
March 29, 2002

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Consent of Independent Certified Public Accountants